UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the securities exchange act of 1934

April 12, 2016
Date of report (date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S. Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant of the registrant under any of the following circumstances:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, the Board of Directors (the “Board”) of Evolent Health, Inc. (the “Company”) elected Michael D’Amato as a director. The Board also appointed Mr. D’Amato to the Company’s compensation committee and nominating and governance committee. Since June 2011, Mr. D’Amato has served as Managing Partner of Sears Road Partners LLC, a private investment company. Prior to joining Sears Road Partners LLC, Mr. D’Amato served as Senior Advisor to Jeff Zients, the Federal Chief Performance Officer and Deputy Director for Management of the Office of Management and Budget from June 2009 to June 2011. From 2004 to 2009, he was a Founding Partner of Portfolio Logic LLC, an investment company focused on small-cap public and private companies, with particular emphasis on healthcare. From 1995 to 2004, he held various executive roles at The Advisory Board Company, including Chief Financial Officer of (1996-1998), Executive Vice President (1998-2001), and Director (2001-2004). Mr. D’Amato held various roles at the management consulting firm Bain & Company, including Senior Partner, where he focused on strategy and organizational development. Mr. D’Amato received a B.S. from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.
As previously disclosed, the Company is party to a Stockholders Agreement dated as of June 4, 2015 (the “Stockholders Agreement”), by and among the Company, TPG Growth II BDH, L.P., TPG Eagle Holdings L.P., UPMC and The Advisory Board Company (the “Principal Stockholders”). Pursuant to the Stockholders Agreement, for so long as each Principal Stockholder owns at least 40% of the shares of the Company’s common stock held by it following the completion of the Company’s initial public offering, such stockholder will be entitled to nominate two directors to serve on the Board.
As previously disclosed, Mr. Robert Musslewhite gave notice of his resignation as a member of the Board on April 5, 2016. Mr. Musslewhite had been nominated to the Board by The Advisory Board Company. The Advisory Board Company then nominated Mr. D’Amato to serve on the Board in accordance with the terms of the Stockholders Agreement. The Company’s Board elected Mr. D’Amato to serve as a director on April 12, 2016. A summary of the Stockholders Agreement was included in the Company’s Registration Statement on Form S-1 (File No. 333-203852), as amended, and a copy of the agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2015.
Other than the requirements of the Stockholders Agreement, as described above, there are no arrangements or understandings between Mr. D’Amato and any other persons pursuant to which Mr. D’Amato was selected as a director. As of the date of this Current Report on Form 8-K, neither Mr. D’Amato nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. D’Amato will have the same director indemnification arrangements described in the Company’s final prospectus filed with the Securities and Exchange Commission on June 5, 2015. In addition, Mr. D’Amato will be eligible to participate in the compensation arrangements and programs that are established for the Company’s non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name:	Jonathan Weinberg
Title:	General Counsel

Dated: April 12, 2016